EXHIBIT 99

                                 EXHIBIT INDEX


     The exhibits listed below are filed as part of Form 10-Q for quarter ended May 31, 1999.

        Exhibit No.                         Description of Exhibits


          10.(iii)A Employment Agreement between Farmland and Mr. H. D.
                    Cleberg, dated May 1, 1999

          10.(iii)B Employment Agreement between Farmland and Mr. Robert
                    Honse, dated June 7, 1999

          10.(iii)C Summary of severance and retention bonus plan for certain management employees of Farmland, dated June 7, 1999.

          27        Financial Data Schedule